[EXECUTION DRAFT]
EXHIBIT 10.9

SECOND AMENDMENT AGREEMENT
This SECOND AMENDMENT AGREEMENT, dated as of April 21, 2017 (this “Agreement”), is made by and among Illinois Power Marketing Company, an Illinois corporation (the “Applicant”), and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (together with its successors and assigns, the “Bank”).
PRELIMINARY STATEMENTS

1.The Applicant and the Bank are parties to that certain Letter of Credit and Reimbursement Agreement, dated as of January 29, 2014 (as amended prior to the date hereof, the “Existing Agreement”, as further amended by this Agreement, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Agreement.
2.The Applicant desires to amend the Existing Agreement to extend the Termination Date, and the Bank has agreed to such amendment on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Amendment to the Existing Agreement. The definition of “Termination Date” contained in Section 1 of the Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended by deleting the date “April 21, 2017” in its entirety and substituting therefor the new date “July 11, 2017”.
Section 2.    Conditions to Effectiveness.

This Agreement shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when:

(a)    This Agreement shall have been duly executed by the Bank, and the Bank (or its counsel) shall have received from the Applicant either (i) a counterpart of this Agreement signed on behalf of the Applicant or (ii) written evidence satisfactory to the Bank (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that the Applicant has signed a counterpart of this Agreement.

(b)    The Bank shall have received all documents it may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Bank.

Section 3.    Representations and Warranties of the Applicant.

To induce the Bank to enter into this Agreement, the Applicant hereby represents and warrants to the Bank as follows:
(a)    Authorization and Enforceability. The execution, delivery and performance by the Applicant of this Agreement and the performance by the Applicant of the Amended Agreement (the foregoing being referred to herein, collectively, as the “Amendment Transactions”) are within the Applicant’s organizational powers and have been duly authorized by all necessary organizational action. This Agreement has been duly executed and delivered by the Applicant. This Agreement and the Amended Agreement constitute the legal, valid and binding obligations of the Applicant, enforceable against the Applicant in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general application affecting the rights of creditors generally, and to general principles of equity.
(b)    Governmental Approvals; No Conflicts. The Amendment Transactions (i) do not require any authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority or any other Person, (ii) do not and will not violate or conflict with any provision of law, (iii) do not and will not contravene or conflict with any provision of the articles of incorporation or by-laws of the Applicant or of any indenture, loan agreement or other contract, or any judgement, order or decree that is binding upon the Applicant, and (iv) do not and will not result in or require the imposition of any lien or security interest on any of the revenues or assets of the Applicant other than liens and security interests in favor of the Bank granted pursuant to the Cash Collateral Agreement.

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(c)    Litigation. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Applicant, threatened against the Applicant that involve this Agreement, the Amended Agreement or the Amendment Transactions.
(d)    No Default. No Unmatured Event of Default or Event of Default has occurred and is continuing or would occur as a result of the execution, delivery or performance by the Applicant of this Agreement.
Section 4.    Reference to and Effect on the Letter of Credit Agreement and the Other Financing Documents.
(a)    Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Cash Collateral Agreement and all of the Collateral (as defined in the Cash Collateral Agreement), if any, do and shall continue to secure the payment of all Obligations (as defined in the Cash Collateral Agreement). The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to departure from or modification of any term or provision of the Existing Agreement, any other Financing Document or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Applicant requiring the consent of the Bank, except to the extent specifically provided for herein. Except as expressly set forth herein, the Bank has not and shall not be deemed to have waived any of its rights or remedies against the Applicant for any existing or future Events of Default or Unmatured Events of Default. The Bank reserves the right to insist on strict compliance with the terms of the Letter of Credit Agreement and the other Financing Documents, and the Applicant expressly acknowledges such reservation of rights. Any future or additional amendment or waiver of any provision of the Letter of Credit Agreement or any other Financing Document shall be effective only if set forth in a writing separate and distinct from this Agreement and executed by the appropriate parties in accordance with the terms thereof.
(b)    Upon the effectiveness of this Agreement: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Financing Document to “the Letter of Credit Agreement”, “the Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. This Agreement shall constitute a “Financing Document” for all purposes under the Letter of Credit Agreement and the other Financing Documents.
(c)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Existing Agreement or any other Financing Document, nor constitute a waiver of any provision of the Existing Agreement or any other Financing Document.
Section 5.    Liens Unimpaired. After giving effect to this Agreement, none of (a) the modification of the Existing Agreement effected pursuant to Section 1 of this Agreement or (b) the execution, delivery, performance or effectiveness of this Agreement:
(i)impairs the validity, effectiveness or priority of the liens granted pursuant to the Cash Collateral Agreement, and such liens continue unimpaired with the same priority to secure repayment of all Obligations (as defined in the Cash Collateral Agreement), whether heretofore or hereafter incurred; or
(ii)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such liens.
Section 6.    Confirmation. The Applicant hereby acknowledges and agrees that, as of the Amendment Effective Date, the Applicant has no defense, offset, counterclaim, cross claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Applicant’s liability to pay the Liabilities and other Obligations or to seek affirmative relief or damages of any kind from the Bank.
Section 7.    Costs and Expenses.
The Applicant agrees to pay (a) all reasonable and documented out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder, and (b) all reasonable and documented out-of-pocket expenses incurred by the Bank (including, without limitation, the reasonable

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and documented fees, charges and disbursements of any counsel and any consultant for the Bank) in connection with the enforcement of this Agreement.
Section 8.    Counterparts.
This Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including, without limitation, by Adobe portable document format file (also known as a “PDF” file)) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 9.    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 10.    Miscellaneous.
This Agreement shall be subject to the provisions of Sections 12.3, 12.4, 12.5 (other than the first sentence thereof), 12.13 and 12.14 of the Existing Agreement, each of which is incorporated by reference herein, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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[EXECUTION DRAFT]
EXHIBIT 10.9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ILLINOIS POWER MARKETING COMPANY, as the Applicant

By: /s/ Siddharth Manjeshwar	Name: Siddharth Manjeshwar Title: VP & Treasurer

S-1

[Signature Page to Second Amendment Agreement (Illinois Power Marketing Company)]
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[EXECUTION DRAFT]
EXHIBIT 10.9

MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), as the Bank

By: /s/ Chi-Cheng Chen	Name: Chi-Cheng Chen Title: Director

S-2

[Signature Page to Second Amendment Agreement (Illinois Power Marketing Company)]
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